UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2010

SINO GAS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712

(State or other jurisdiction of	(Commission File No.)	(IRS Employee
incorporation or organization)		Identification No.)

No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing 100083, People’s Republic of China
(Address of Principal Executive Offices)

86-10-82600527
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors; Election of Directors.

On  February 22, 2010, Mr. Yong Li was appointed a director of Sino Gas International Holdings, Inc. (the “Company”) and a member of audit committee.  Mr. Li is a partner at Investwide LLC and Investwide Capital LLC since January 2005 and May 2009 respectively, where he oversees investment strategies. He is also the Managing Director of Midway Group LP in New York, in charge of risk management, and has been with the firm since February 2003. Mr. Li graduated from China ’s Sichuan University in 1987 with a B.S. in computer science. He also received a M.S. in Mathematics and Computer Science in 1989 and a Ph.D. in Computer Science/Operations Research in 1992 from Pennsylvania State University.

Mr. Li’s term as a Director will be for two years. His annual maximum compensation will be no more than $15,000.00. He will be reimbursed for expenses such as round-trip air fare, telephone charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: February 23, 2010	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer